UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2018

E-Debit Global Corporation

(Exact name of Registrant as specified in its charter)

Colorado	000-32051	98-0233968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Youngfield Street, Ste. 300

Golden, CO  80401

(Address of Principal Executive Offices)

(720) 840-5280

(Registrant's Telephone Number, Including Area Code)

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01       Other Events

Tacoma, Washington – E-Debit Global Corporation (“E-Debit” or the “Corporation”) announces the cancellation of 56,111,729 common shares of Fred Sebastian to the Corporation at a price of $0.001 US per share.

On June 1, 2018 the Corporation issued a Notice of Demand for Payment for outstanding advanced owed to the Corporation by E-Debit shareholder Fred Louis Sebastian totalling a principal amount of $80,054.58-Registered letter was sent and registered letter was returned to the Corporation unopened.

On the 19th of June 2018 the Corporation received notification from its Transfer Agent Mountain Share Transfer LLC of the cancellation of the aforementioned shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Notice of Demand for Payment dated June 1, 2018
99.2	Unanimous Written Consent of the Board of Directors of E-Debit Global Corporation dated June 4, 2018
99.3	Account Statement dated June 19, 2018
99.4	Announcement dated June 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Debit Global Corporation

By: /s/ Douglas Mac Donald
Douglas Mac Donald
Title: Acting President

Date: June 25, 2018

3